UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Greens Farms Road, 1st Floor Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 19, 2023, BioSig Technologies, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the Company’s Market Value of Listed Securities (“MVLS”) for the 30 consecutive business days from November 6, 2023, to December 18, 2023, the Company did not meet the minimum MVLS of $35,000,000 required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until June 17, 2024 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(C).

In order to regain compliance with Nasdaq’s minimum MVLS requirement, the Company’s MVLS must close at $35,000,000 or more for a minimum of ten consecutive business days during the Compliance Period. If the Company does not regain compliance with the minimum MVLS requirement, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. In such event, Nasdaq rules permit the Company to appeal any delisting determination to a Nasdaq Hearings Panel.

The letter has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Capital Market, subject to the Company’s compliance with the other listing requirements of The Nasdaq Capital Market.

As previously disclosed, on September 6, 2023, the Company received a letter from Nasdaq indicating that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business days from July 25, 2023, to September 5, 2023, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2), and the Company has not regained compliance with the minimum bid price requirement. The Company was provided with a compliance period of 180 calendar days, or until March 4, 2024 (the “Bid Price Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). In the event the Company does not regain compliance by the end of the Bid Price Compliance Period, the Company will not be eligible for any additional time to regain compliance if it has not regained compliance with the minimum MVLS requirement. Nasdaq may allow additional time to regain compliance with the minimum bid price requirement if a listed company meets the continued listing requirement for MVLS and all other initial listing standards, with the exception of the minimum bid price requirement, and the Company currently does not meet the continued listing requirement for MVLS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: December 22, 2023	By:	/s/ Kenneth L. Londoner
	Name:	Kenneth L. Londoner
	Title:	Executive Chairman